                                                                     EXHIBIT 4.1

                      KEYSTONE AUTOMOTIVE OPERATIONS, INC.,
                                   as Issuer,

                           the Guarantors party hereto

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                        --------------------------------

                                    Indenture

                          Dated as of October 30, 2003

                        --------------------------------

                    9 3/4% Senior Subordinated Notes due 2013

                                   ----------

                              CROSS-REFERENCE TABLE
                              ---------------------

TIA Sections                                                  Indenture Sections
------------                                                  ------------------
Section  310 (a) ...........................................................7.10
             (b) ...........................................................7.08
Section  311 ...............................................................7.03
Section  312 ..............................................................12.02
Section  313 ...............................................................7.06
Section  314 (a) ........................................................4, 4.02
             (c) ..........................................................12.04
             (e) ..........................................................12.05
Section  315 (a) .....................................................7.01, 7.02
             (b) .....................................................7.02, 7.05
             (c) ...........................................................7.01
             (d) ...........................................................7.02
             (e) .....................................................6.12, 7.02
Section  316 (a) .........................................2.05, 6.02, 6.04, 6.05
             (b) .....................................................6.06, 6.07
             (c) ..........................................................12.02
Section  317 (a) (1) .......................................................6.08
             (a) (2) .......................................................6.09
             (b) ...........................................................2.03
Section  318 ..............................................................12.01

                                        2

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                                    RECITALS

                                    ARTICLE 1
                   Definitions And Incorporation By Reference

Section 1.01.  Definitions ....................................................2
Section 1.02.  Rules of Constructions .........................................2

                                    ARTICLE 2
                                    The Notes

Section 2.01.  Form, Dating and Denominations ................................31
Section 2.02.  Execution and Authentication; Exchange Notes; Additional
 Notes .......................................................................32
Section 2.03.  Registrar, Paying Agent and Authenticating Agent; Paying
 Agent to Hold Money in Trust ................................................33
Section 2.04.  Replacement Notes .............................................34
Section 2.05.  Outstanding Notes .............................................34
Section 2.06.  Temporary Notes ...............................................35
Section 2.07.  Cancellation ..................................................35
Section 2.08.  CUSIP and CINS Numbers ........................................35
Section 2.09.  Registration, Transfer and Exchang ............................36
Section 2.10.  Restrictions on Transfer and Exchange .........................39
Section 2.11.  Temporary Offshore Global Notes ...............................41

                                    ARTICLE 3
                          Redemption; Offer to Purchase

Section 3.01.  Optional Redemption ...........................................42
Section 3.02.  Redemption with Proceeds of Equity Offering ...................42
Section 3.03.  Method and Effect of Redemption ...............................43
Section 3.04.  Offer to Purchase .............................................44

                                    ARTICLE 4
                                    Covenants

Section 4.01.  Payment Of Notes ..............................................47
Section 4.02.  Maintenance of Office or Agency ...............................47
Section 4.03.  Existence .....................................................48
Section 4.04.  Payment of Taxes ..............................................48
Section 4.05.  [Intentionally Omitted] .......................................48
Section 4.06.  Limitation on Incurrence of Indebtedness and Issuance of
 Preferred Stock .............................................................48
Section 4.07.  Limitation on Restricted Payments .............................53
Section 4.08.  Limitation on Liens ...........................................58

                                        3

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Section 4.09.  Limitation on Dividend and other Payment Restrictions
 Affecting Restricted Subsidiaries ...........................................58
Section 4.10.  Limitation on Issuances of Guarantees of Indebtedness .........60
Section 4.11.  Additional Note Guarantees ....................................60
Section 4.12.  Repurchase of Notes Upon a Change of Control ..................60
Section 4.13.  Limitation on Asset Sales .....................................61
Section 4.14.  Limitation on Transactions with Affiliates ....................63
Section 4.15.  Business Activities ...........................................65
Section 4.16.  Limitation on Accounts Receivables Facilities .................65
Section 4.17.  Designation of Restricted and Unrestricted Subsidiaries .......65
Section 4.18.  Limitations on Senior Subordinated Debt .......................66
Section 4.19.  Financial Reports .............................................66
Section 4.20.  Reports to Trustee ............................................67

                                    ARTICLE 5
                     Consolidation, Merger or Sale of Assets

Section 5.01.  Merger, Consolidation or Sale of Assets........................68
Section 5.02.  Consolidation, Merger Or Sale Of Assets Of Subsidiary
 Guarantors ..................................................................70

                                    ARTICLE 6
                              Default and Remedies

Section 6.01.  Events of Default..............................................70
Section 6.02.  Acceleration...................................................72
Section 6.03.  Other Remedies.................................................73
Section 6.04.  Waiver of Past Defaults........................................73
Section 6.05.  Control by Majority............................................73
Section 6.06.  Limitation on Suits............................................73
Section 6.07.  Rights of Holders to Receive Payment...........................74
Section 6.08.  Collection Suit by Trustee.....................................74
Section 6.09.  Trustee May File Proofs of Claim...............................74
Section 6.10.  Priorities.....................................................75
Section 6.11.  Restoration of Rights and Remedies.............................75
Section 6.12.  Undertaking for Costs..........................................75
Section 6.13.  Rights and Remedies Cumulative.................................75
Section 6.14.  Delay or Omission Not Waiver...................................76
Section 6.15.  Waiver of Stay, Extension or Usury Laws........................76

                                    ARTICLE 7
                                   The Trustee

Section 7.01.  General........................................................76
Section 7.02.  Certain Rights of Trustee......................................77
Section 7.03.  Individual Rights of Trustee...................................78

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

Section 7.04.  Trustee's Disclaimer...........................................79
Section 7.05.  Notice of Default..............................................79
Section 7.06.  Reports by Trustee to Holders..................................79
Section 7.07.  Compensation And Indemnity.....................................79
Section 7.08.  Replacement of Trustee.........................................80
Section 7.09.  Successor Trustee by Merger....................................81
Section 7.10.  Eligibility....................................................81
Section 7.11.  Money Held in Trust............................................81

                                    ARTICLE 8
                            Defeasance and Discharge

Section 8.01.  Discharge of Company's Obligations.............................82
Section 8.02.  Legal Defeasance...............................................83
Section 8.03.  Covenant Defeasance............................................84
Section 8.04.  Application of Trust Money.....................................85
Section 8.05.  Repayment to Company...........................................85
Section 8.06.  Reinstatement..................................................86

                                    ARTICLE 9
                       Amendments, Supplements and Waivers

Section 9.01.  Amendments Without Consent of Holders..........................86
Section 9.02.  Amendments With Consent of Holders.............................87
Section 9.03.  Effect of Consent..............................................88
Section 9.04.  Trustee's Rights and Obligations...............................89
Section 9.05.  Conformity With Trust Indenture Act............................89
Section 9.06.  Payments for Consents..........................................89

                                   ARTICLE 10
                                  Subordination

Section 10.01. Agreement to Subordinate.......................................89
Section 10.02. Liquidation, Dissolution, Bankruptcy...........................90
Section 10.03. Default on Designated Senior Debt..............................90
Section 10.04. When Distribution Must Be Paid Over............................91
Section 10.05. Subrogation....................................................91
Section 10.06. Relative Rights; Subordination Not to Prevent Events of
 Default or Limit Right to Accelerate ........................................92
Section 10.07. Subordination May Not Be Impaired By Company...................92
Section 10.08. Rights of Trustee..............................................92
Section 10.09. Distributions and Notices to, and Notices and Consents by,
 Representatives of Holders of Senior Debt ...................................92
Section 10.10. Trust Moneys Not Subordinated; Payments in Permitted
 Junior Securities ...........................................................92
Section 10.11. Trustee Entitled to Rely.......................................93

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Section 10.12. Trustee to Effectuate Subordination............................93
Section 10.13. Trustee Not Fiduciary for Holders of Senior Debt...............93
Section 10.14. Reliance by Holder of Senior Debt on Subordination
 Provisions; No Waiver .......................................................93

                                   ARTICLE 11
                                   Guarantees

Section 11.01. The Guarantees; Subordination..................................94
Section 11.02. Guarantee Unconditional........................................94
Section 11.03. Discharge; Reinstatement.......................................95
Section 11.04. Waiver by the Guarantors.......................................95
Section 11.05. Subrogation and Contribution...................................95
Section 11.06. Stay of Acceleration...........................................96
Section 11.07. Limitation on Amount of Guarantee..............................96
Section 11.08. Execution and Delivery of Guarantee............................96
Section 11.09. Release of Guarantee...........................................96

                                   ARTICLE 12
                                  Miscellaneous

Section 12.01. Trust Indenture Act of 1939....................................97
Section 12.02. Noteholder Communications; Noteholder Actions..................97
Section 12.03. Notices........................................................98
Section 12.04. Certificate and Opinion as to Conditions Precedent.............98
Section 12.05. Statements Required in Certificate or Opinion..................99
Section 12.06. Payment Date Other Than a Business Day.........................99
Section 12.07. Governing Law..................................................99
Section 12.08. No Adverse Interpretation of Other Agreements..................99
Section 12.09. Successors....................................................100
Section 12.10. Duplicate Originals...........................................100
Section 12.11. Separability..................................................100
Section 12.12. Table of Contents and Headings................................100
Section 12.13. No Liability of Directors, Officers, Employees and
 Stockholders ...............................................................100

                                    EXHIBITS

EXHIBIT A      Form of Note
EXHIBIT B      Form of Supplemental Indenture
EXHIBIT C      Restricted Legend
EXHIBIT D      DTC  Legend
EXHIBIT E      Regulation S Certificate
EXHIBIT F      Rule 144A Certificate
EXHIBIT G      Institutional Accredited Investor Certificate
EXHIBIT H      Certificate of Beneficial Ownership
EXHIBIT I      Temporary Offshore Global Note Legend

     INDENTURE, dated as of October 30, 2003, between KEYSTONE AUTOMOTIVE OPERATIONS, INC., a Pennsylvania corporation, as the Company, the Guarantors party hereto and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

                                    RECITALS

     The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $175,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Notes due 2013, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the "Notes"). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

     In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

                            THIS INDENTURE WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE 1
                   Definitions And Incorporation By Reference

     Section 1.01. Definitions.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquired Stock" means, with respect to any specified Person, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Disqualified Stock or preferred stock is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

     "Additional Interest" means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

     "Additional Notes" means any notes issued under this Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except with respect to interest paid or payable on or prior to the first Interest Payment Date after issuance thereof.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.14, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Affiliate Transaction" has the meaning assigned to such term in Section 4.14.

     "Agent" means any Registrar, Paying Agent or Authenticating Agent.

     "Agent Member" means a member of, or a participant in, the Depositary.

     "Asset Sale" means: (1) the sale, lease, conveyance or other disposition of any assets or rights including by way of merger or consolidation; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.12 and/or Section 5.01 and not by the provisions of
Section 4.13; and (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (4) the sale or lease of inventory or other assets or licensing of intellectual property in the ordinary course of business;

          (5)  the sale or other disposition of cash or Cash Equivalents;

          (6) dispositions of accounts receivable and related assets to a Securitization Subsidiary in connection with a Permitted Receivables Financing;

          (7)  a Restricted Payment or Permitted Investment that is permitted by
     Section 4.07; and

          (8) any foreclosure upon any assets of the Company or any Restricted Subsidiary; provided that such foreclosure does not otherwise constitute a Default under this Indenture.

     "Authenticating Agent" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

     "Bain Advisory Agreement" means the Advisory Agreement dated on or about the date of this Indenture between the Company and Bain Capital, LLC, as amended or modified from time to time; provided that such amendments or modifications do not increase the amount of fees payable by Holdings or any of its Subsidiaries thereunder.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have corresponding meanings.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Board Resolution" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1)  in the case of a corporation, capital stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars or money in other currencies received in the ordinary course of business;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Credit Agreement (other than an Affiliate of the Company) or any other domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit H.

     "Certificated Note" means a Note in registered individual form without interest coupons.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principals;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of all classes of Voting Stock of the Company;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company, as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for, or remains outstanding as, Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals, becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of all classes of Voting Stock of the Company.

     "Code" means the Internal Revenue Code of 1986.

     "Commission" means the Securities and Exchange Commission.

     "Company" means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, including provision for payment of the Pennsylvania capital stock franchise tax, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (2) consolidated Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (4) non-cash items increasing such Consolidated Net Income for such period, other than (i) the accrual of revenue consistent with past practice and (ii) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Cash Flow pursuant to clause
     (3) of this definition,

in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof (and any net loss of such Person that is not a Restricted Subsidiary shall be included only to the extent funded in cash by the specified Person or a Restricted Subsidiary thereof);

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the cumulative effect of a change in accounting principles shall be excluded;

          (4) the Net Income (or loss (other than a loss that is funded in cash by the specified Person or one of its Subsidiaries)) of any Unrestricted Subsidiary shall be excluded, whether or not (in the case of Net Income) it is distributed to the specified Person or one of its Subsidiaries;

          (5) in calculating Consolidated Net Income of the Company, any dividends or distributions to Holdings made pursuant to clauses (12) or
     (13) of Section 4.07(b) shall be treated as an expense reducing Consolidated Net Income;

          (6) non-cash compensation incurred in connection with any issuance of Equity Interests to any employee of such Person or any of its Restricted Subsidiaries will be excluded;

          (7) inventory purchase accounting adjustments made as a result of the Merger or any future acquisition shall be excluded; and

          (8) the Net Income of any Person acquired in a pooling of interests (or "as if pooling") transaction for any period prior to the date of such acquisition shall be excluded.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Holdings or the Company, as applicable, who:

          (1) was a member of such Board of Directors on the date of this Indenture following the Merger; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Covenant Defeasance" has the meaning assigned to such term in Section
8.03.

     "Credit Agreement" means that certain Credit Agreement, dated on or about the date of this Indenture, by and among the Company, Keystone Automotive Holdings, Inc., Bank of America, N.A., as Agent and Banc of America Securities LLC and UBS Securities LLC, as Co-Lead Arrangers and the other Lenders named therein providing for up to $115 million in term loan borrowings and $50 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement or indentures) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Depositary" means the depositary of each Global Note, which will initially be DTC.

     "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the Chief Financial Officer of the Company. Such Officers' Certificate shall state the basis of such valuation. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash (but only to the extent of the cash received).

     "Designated Senior Debt" means:

          (1)  any Indebtedness outstanding under the Credit Agreement; and

          (2) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt" in an Officers' Certificate received by the Trustee.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

     "DTC" means The Depository Trust Company, a New York corporation, and its successors.

     "DTC Legend" means the legend set forth in Exhibit D.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private offer and sale of common stock (other than Disqualified Stock) of Holdings or any other direct or indirect parent of the Company (the proceeds of which are contributed to the Company as common equity) or the Company, the net proceeds of which exceed $10.0 million (other than pursuant to a registration statement on Form S-4 or Form S-8 (or any successor form thereto) or pursuant to Rule 701 under the Securities Act (or any successor rule thereto)).

     "Event of Default" has the meaning assigned to such term in Section 6.01.

     "Excess Proceeds" has the meaning assigned to such term in Section 4.13.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Exchange Notes" means the Notes of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

     "Exchange Offer" means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

     "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that
(i) the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock or (ii) any Qualified Holdco Indebtedness of any direct or indirect parent of the specified Person is incurred, assumed, repaid, repurchased or redeemed, in any case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations (including the Merger) and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act but without giving effect to clause (8) of the proviso set forth in the definition of Consolidated Net Income and, in connection with any acquisition (including the Merger), shall also be calculated giving pro forma effect to Pro Forma Cost Savings;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

          (4) Consolidated Cash Flow shall be calculated giving pro forma effect to the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries, as if such creation, designation or redesignation occurred on the first day of the four-quarter reference period; and

          (5) if any Indebtedness being incurred bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations (but excluding the amortization or write-off of deferred financing fees relating to Indebtedness incurred on or prior to the date of this Indenture); plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary), whether or not such Guarantee or Lien is called upon; plus

          (4) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (or any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing; plus

          (5) in the case of the Company, any dividends or distributions to Holdings or any other direct or indirect parent of the Company to the extent the proceeds thereof are used to pay interest on the Holdings Term Loan; plus

          (6) in the case of the Company, any Fixed Charges of Holdings or any other direct or indirect parent of the Company to the extent related to Qualified Holdco Indebtedness; plus

          (7) the product of (a) all dividends, whether paid or accrued (but, in the case of accrued, only in the case of preferred stock issued by any Restricted Subsidiary that is not a Guarantor or Disqualified Stock) and whether or not in cash, made on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a

     Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the rules and regulations of the Commission (including Regulation S-K and Regulation S-X) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Global Note" means a Note in registered global form without interest coupons.

     "Government Securities" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets (other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary) or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means:

          (1) each direct or indirect Domestic Restricted Subsidiary of the Company in existence on the date of this Indenture; and

          (2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns unless and until such Guarantors are released from the Note Guarantees pursuant to this Indenture.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

          (3) other agreements or arrangements designed to manage, protect or hedge such Person against fluctuations in currency exchange rates or commodity prices.

     "Holder" or "Noteholder" means the registered holder of any Note.

     "Holdings" means Keystone Automotive Holdings, Inc., a Delaware corporation, and its successors so long as such Person is the corporate parent of the Company.

     "Holdings Term Loan" means the term loan agreement dated as of the date of this Indenture between Bank of America, N.A. and Holdings, including any related notes, instruments and agreements executed in connection therewith, as amended, restated, renewed, refunded, replaced or refinanced from time to time.

     "incur" has the meaning assigned to such term in Section 4.06.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)  in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  in respect of banker's acceptances;

          (4)  representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or a trade payable; or

          (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset (other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure

Non-Recourse Debt of such Unrestricted Subsidiary) of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

          (2) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person;

          (3) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (4) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this indenture, as amended or supplemented from time to time.

     "Initial Additional Notes" means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

     "Initial Notes" means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

     "Initial Public Offering" means the first underwritten public offering of Capital Stock (other than Disqualified Stock) by the Company or Holdings or any other direct or indirect parent of the Company, in either case pursuant to a registration statement (other than a registration statement on Form S-4 or S-8 or any successor form thereto) filed with the Commission in accordance with the Securities Act for aggregate net cash proceeds of at least $25.0 million.

     "Initial Purchasers" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

     "Institutional Accredited Investor Certificate" means a certificate substantially in the form of Exhibit G hereto.

     "interest", in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

     "Interest Payment Date" means each May 1 and November 1 of each year, commencing May 1, 2004.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company (including through a merger or consolidation) such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07. The amount of an Investment will be determined at the time the Investment is made without giving effect to subsequent changes in value.

     "Issue Date" means the date on which the Original Notes are originally issued under this Indenture.

     "Legal Defeasance" has the meaning assigned to such term in Section 8.02.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Make-Whole Amount" means, in connection with any optional redemption of any Note, the excess, if any, of:

          (1) the aggregate present value as of the date of such redemption of the redemption price of such Note on November 1, 2008 (as set forth in Section 3.01(b)) and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such Note through November 1, 2008 if such prepayment had not been made, determined by discounting, on a semiannual basis, such redemption price and interest at the Treasury Rate (determined on the Business Day preceding the date of such redemption) plus 0.5%, from the respective dates on which such redemption price and interest would have been payable if such payment had not been made; over

          (2)  the principal amount of the Note being redeemed.

     "Merger" means the acquisition by Holdings of the capital stock of the Company through a merger of the Company and a Wholly Owned Subsidiary of Holdings pursuant to the terms of the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger dated August 29, 2003, among Holdings, the Company and the other parties thereto, as in effect on the date of this Indenture.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (without giving effect to the $1.0 million threshold in the definition thereof); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary, unusual or non-recurring benefit or cost, together with any related provision for taxes on such extraordinary, unusual or non-recurring item.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such

Asset Sale (other than revolving credit Indebtedness to the extent that commitments are not correspondingly reduced) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP (with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash).

     "non-payment default" has the meaning assigned to such term in Section
10.03.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), other than a pledge of the Equity Interests of such Unrestricted Subsidiary to support such Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, other than a pledge of the Equity Interests of such Unrestricted Subsidiary to support such Indebtedness.

     "Non-U.S. Person" means a Person that is not a U.S. person, as defined in Regulation S.

     "Notes" has the meaning assigned to such term in the Recitals.

     "Note Guarantee" means the guarantee of the Notes by a Guarantor pursuant to this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the Offering Memorandum of the Company dated October 23, 2003 relating to the offering of the Initial Notes.

     "Offer to Purchase" has the meaning assigned to such term in Section 3.04.

     "Officer" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

     "Officers' Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

     "Offshore Global Note" means a Global Note representing Notes issued and sold pursuant to Regulation S.

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

     "Original Notes" means the Initial Notes and any Exchange Notes issued in exchange therefor.

     "Paying Agent" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

     "Payment Blockage Notice" has the meaning assigned to such term in Section 10.03.

     "Payment Default" has the meaning assigned to such term in Section 6.01.

     "Permanent Offshore Global Note" means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

     "Permitted Business" means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related or ancillary thereto or a reasonable extension or expansion thereof.

     "Permitted Debt" has the meaning assigned to such term in Section 4.06.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)  any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (a)  such Person becomes a Restricted Subsidiary of the Company;
          or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

          (5) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

          (6)  Hedging Obligations;

          (7) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the date of this Indenture, not to exceed $15.0 million; provided, however, that if an Investment pursuant to this clause (7) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause
     (7);

          (8) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, and endorsements for collection or deposit in the ordinary course of business;

          (9) Investments in a Securitization Subsidiary that are necessary to effect a Permitted Receivables Financing; and

          (10) Investments in any Person that is not the Company or a Restricted Subsidiary on the date of this Indenture, which Investments are outstanding on the date of this Indenture.

     "Permitted Junior Securities" means:

          (1)  Equity Interests in the Company or any Guarantor; or

          (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under this Indenture.

     "Permitted Liens" means:

          (1) Liens on the assets of the Company and any Guarantor securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

          (2) Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

          (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.06(b)(4) covering only the assets acquired with such Indebtedness;

          (6) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

          (7)  Liens existing on the date of this Indenture;

          (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligation in respect of bankers' acceptances issued or created in the ordinary course for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

          (9) Liens securing Hedging Obligations that relate to Senior Debt that are otherwise permitted under this Indenture;

          (10) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course or business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); and

          (12) pledges of Equity Interests of an Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary.

     "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Company or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "preferred stock" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

     "Principals" means Bain Capital Partners, LLC and its Affiliates.

     "Pro Forma Cost Savings" means cost savings that the Company reasonably determines are probable based upon specifically identified actions to be taken within six months of the date of the acquisition (net of any reduction in Consolidated Cash Flow as a result of such cost savings that the Company reasonably determines are probable); provided that the Company's chief financial officer shall have certified in an Officers' Certificate delivered to the Trustee the specific actions to be taken, the cost savings to be achieved from each such action, that such savings have been determined to be probable and the amount, if any, of any reduction in Consolidated Cash Flow in connection therewith. Where specifically provided by this Indenture, the Company shall give pro forma effect to such Pro Forma Cost Savings as if they had been effected as of the beginning of the applicable period. In calculating the Fixed Charge Coverage Ratio on a pro forma basis giving effect to the Merger, Pro Forma Cost Savings shall include the cost savings reasonably determined to be probable as a result of the termination prior to the date of this Indenture of certain sale-leaseback arrangements and the renegotiation prior to the date of this Indenture of certain shipping, printing and communications contracts (each as described in the Offering Memorandum) as if such termination or renegotiation occurred at the beginning of the applicable period.

     "Qualified Holdco Indebtedness" means any Indebtedness incurred by Holdings or any other direct or indirect parent of the Company to finance some or all of its acquisition of assets of another Person (whether through the direct acquisition of such assets or the acquisition of Capital Stock of any Person owning such assets) that is designated by the Chief Financial Officer of the Company as Qualified Holdco Indebtedness for purposes of this Indenture; provided that (i) such assets are used or useful in a Permitted Business and are contributed within five Business Days of the acquisition thereof to the Company or a Wholly Owned Restricted Subsidiary of the Company and (ii) at the time such Indebtedness is designated as Qualified Holdco Indebtedness, the Company could have incurred such Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.06(a) or as Permitted Debt.

     "Register" has the meaning assigned to such term in Section 2.09.

     "Registrar" means a Person engaged to maintain the Register.

     "Registration Rights Agreement" means (i) the Registration Rights Agreement dated on or about the Issue Date among the Company, the Guarantors and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Certificate" means a certificate substantially in the form of Exhibit E hereto.

     "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Legend" means the legend set forth in Exhibit C.

     "Restricted Payment" has the meaning assigned to such term in Section 4.07.

     "Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

     "Securities Act" means the Securities Act of 1933.

     "Securitization Subsidiary" means a Subsidiary of the Company

          (1) that is designated a "Securitization Subsidiary" by the Board of Directors pursuant to a Board Resolution,

          (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

          (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

                    (A) is Guaranteed by the Company or any Restricted Subsidiary of the Company,

                    (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, or

                    (C) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

          (4) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

     "Senior Debt" means:

          (1) all Indebtedness of the Company or any Guarantor outstanding under the Credit Agreement and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor;

          (2) any Indebtedness of the Company or any Guarantor to the Company or any of the Company's Subsidiaries or other Affiliates (excluding Indebtedness under the Credit Agreement owed to such other Affiliates);

          (3)  any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

     "Significant Restricted Subsidiary" means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a "significant subsidiary" as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

     "Significant Subsidiary" means any Subsidiary, or group of Subsidiaries, that would, taken together, be a "significant subsidiary" as defined in Article 1,

Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Trustee.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Tax Benefits" means an amount equal to the aggregate cash refund of, or cash reduction in, federal income taxes of the Company after the date of this Indenture but on or prior to September 30, 2004 as a result of the exercise of options or the sale of stock in connection with the Merger pursuant to the Merger Agreement and any bonuses paid by the Company or any of its Subsidiaries as a result of the consummation of the Merger.

     "Temporary Offshore Global Note" means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

     "Temporary Offshore Global Note Legend" means the legend set forth in
Exhibit I.

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as would be shown on the Company's consolidated balance sheet in accordance with GAAP on the date of determination.

     "Treasury Rate" means, in connection with the calculation of any Make-Whole Amount with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Statistical Release that has become publicly available at least two Business Days prior to the redemption date, equal to the period from the redemption date to November 1, 2008. If no maturity exactly corresponds to such period, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

     "Trustee" means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

     "Trust Indenture Act" means the Trust Indenture Act of 1939.

     "U.S. Global Note" means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

     "Unrestricted Subsidiary" means (1) any Securitization Subsidiary and (2) any other Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution in accordance with
Section 4.17, but only to the extent, in the case of clause (2), that such
Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) except as would be permitted by Section 4.14 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Company shall be in default of such covenant.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

          (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (2) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

          (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

          (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

                                    ARTICLE 2
                                    The Notes

     Section 2.01. Form, Dating and Denominations. The Notes and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

     (b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend.

          (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

          (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

          (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

          (5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

          (6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

     (c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a
Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

          (2) after an Initial Note or any Initial Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

     (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

     Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

     (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

     (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

          (i) Initial Notes for original issue in the aggregate principal amount not to exceed $175,000,000,

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

          (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

          (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

          (1)  Receipt by the Trustee of an Officers' Certificate specifying

               (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

               (B) whether the Notes are to be Initial Notes or Additional Notes or Exchange Notes,

               (C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene Section 4.06,

               (D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

               (E) other information the Company may determine to include or the Trustee may reasonably request.

          (2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

          (3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

     Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company or any of its Subsidiaries may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company or such Subsidiary and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

     (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

     Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity (or bond) must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

     Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

          (1) Notes cancelled by the Trustee or delivered to it for cancellation;

          (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

          (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

     (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

     Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

     Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

     Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

     Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the "Register") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

          (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

               (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

               (3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

               (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal

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

     aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

     (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

     (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

          (x) no transfer or exchange will be effective until it is registered in such register and

          (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, or
     (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

     From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

          (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

               (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

               (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

               (4)  Certificated Note to Certificated Note. If a Certificated
     Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the

     Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

     Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

     (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

         A                        B                   C
U.S. Global Note         U.S. Global Note            (1)
U.S. Global Note         Offshore Global Note        (2)
U.S. Global Note         Certificated Note           (3)
Offshore Global Note     U.S. Global Note            (4)
Offshore Global Note     Offshore Global Note        (1)
Offshore Global Note     Certificated Note           (5)
Certificated Note        U.S. Global Note            (4)
Certificated Note        Offshore Global Note        (2)
Certificated Note        Certificated Note           (3)

          (1)  No certification is required.

          (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

          (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

          (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

          (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

     (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

          (1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officers' Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

          (2) (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

     Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

     (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

     (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (f) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

     Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

     (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

     (c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

     (d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.


                                    ARTICLE 3
                          Redemption; Offer to Purchase

     Section 3.01. Optional Redemption. (a) Prior to November 1, 2008, the Notes will be redeemable, in whole, at any time, or in part, from time to time, at the option of the Company at a redemption price equal to the sum of:

          (1) 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date; plus

          (2)  the Make-Whole Amount, if any.

     (b) At any time and from time to time on or after November 1, 2008, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest and Additional Interest, if any, to the redemption date.

  12-month period
    commencing
    November 1
      in Year           Percentage
-------------------     ----------
2008                       104.875%
2009                       103.250%
2010                       101.625%
2011 and thereafter        100.000%

     Section 3.02. Redemption with Proceeds of Equity Offering. At any time prior to November 1, 2006, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

     Section 3.03. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers' Certificate at least 30 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers' Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. No Notes of $1,000 or less shall be redeemed in part. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by first class mail by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at such registered Holder's address at least 30 days but not more than 60 days before the redemption date. Notices of redemption may not be conditional.

     (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

          (1)  the redemption date;

          (2) the redemption price, including the portion thereof representing any accrued interest;

          (3) the place or places where Notes are to be surrendered for redemption;

          (4) that Notes called for redemption must be so surrendered in order to collect the redemption price;

          (5) that, on the redemption date, the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

          (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

          (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

     (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

     Section 3.04. Offer to Purchase. (a) An "Offer to Purchase" means an offer by the Company to purchase Notes as required by this Indenture, including a Change of Control Offer or Asset Sale Offer. An Offer to Purchase must be made by written offer (the "offer") sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     (b) The offer must include or state the following as to the terms of the Offer to Purchase:

          (1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

          (2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the "purchase amount");

          (3) the purchase price, including the portion thereof representing accrued interest;

          (4) an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the "purchase date") not more than five Business Days after the expiration date;

          (5) information concerning the business of the Company, its Subsidiaries and the transaction which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include

               (A) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Company,

               (B) a description of material developments in the Company's business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase), and

               (C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase;

          (6) that a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

          (7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (8) that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

          (9) that interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

          (10) that on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

          (11) that Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

          (12) that (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and
     (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount, with the Notes to be purchased seclected (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee has deemed fair and appropriate, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

          (13) that if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

          (14) that if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

     (c) On or prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers' Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

     (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.04, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such conflict.

     (e) The Company will timely repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required to be made pursuant to this Indenture. Any failure to obtain consents will not relieve the Company's obligation to purchase Notes pursuant to Section 4.12 or Section 4.13.

     (f) The Company will publicly announce the results of the Offer to Purchase on or as soon as practicable after the purchase date.

                                    ARTICLE 4
                                    Covenants

     Section 4.01. Payment Of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

     (c) The Company agrees to pay interest on overdue principal, and , to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

     (d) Payments in respect of the Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

     Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.13 or
Article 5.

     Section 4.04. Payment of Taxes. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or the nonpayment of which would not have a material adverse effect on the Holders of the Notes.

     Section 4.05.  [Intentionally Omitted].

     Section 4.06. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and the Company will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock (including Acquired Stock), if the Fixed

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Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock issued at the beginning of such four-quarter period.

     (b) Section 4.06(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding and incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $165.0 million, less (a) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to Section
     4.13 and (b) the aggregate amount by which the commitments under any Credit Facility are reduced or eliminated resulting from or relating to the formation of any Securitization Subsidiary or the consummation of any Permitted Receivables Financing; provided that the amount set forth above shall be increased to an amount not greater than $165.0 million (less any reduction thereof pursuant to clause (a)) to the extent of any increase in the commitments under any Credit Facility resulting from or relating to the termination of any such Permitted Receivables Financing or elimination of such Securitization Subsidiary;

          (2) the incurrence by the Company and any Restricted Subsidiary of the Existing Indebtedness (other than Indebtedness described under clauses
     (6), (7), (8), (9), (11), (12) or (13) of this paragraph);

          (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Note Guarantees to be issued in respect thereof pursuant to the Registration Rights Agreement;

          (4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase

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

     price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred under clause (5) to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $10.0 million at any time outstanding or (b) 2.5% of Total Assets (measured at the time of each incurrence of any such Indebtedness);

          (5) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
     (4), (5), (10) or (14) of this paragraph;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

               (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

               (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

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

               (b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

     shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause
     (7);

          (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations (other than for speculative purposes);

          (9) the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that, in the case of a Guarantee by any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with Section 4.10;

          (10) Acquired Debt or Acquired Stock not incurred in connection with, or in contemplation of, a Person merging with or into, or becoming, a Restricted Subsidiary of the Company, provided that after giving effect to the incurrence thereof, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (a) above;

          (11) Indebtedness of the Company or any Restricted Subsidiary with respect to letters of credit (or reimbursement obligations in respect thereof) and bankers' acceptances issued in the ordinary course of business and not supporting Indebtedness, including those relating to workers' compensation, self insurance, performance, surety or appeal bonds;

          (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

          (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary of the Company in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that (a)

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

     such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary in accordance with GAAP, other than in the footnotes in the case of a contingent obligation and (b) with respect to any such disposition, the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

          (14) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred under clause (5) above to refund, refinance or replace any Indebtedness incurred pursuant to this clause
     (14), not to exceed $15.0 million.

     For purposes of determining compliance with this Section 4.06, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of Section 4.06(b), or is entitled to be incurred pursuant to Section 4.06(a), the Company will be permitted to classify all or any portion of such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.06. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Additionally, all or any portion of any item of Indebtedness may later be reclassified in a manner that complies with this Section 4.06 as incurred under Section 4.06(a) or under any clause of Permitted Debt. For purposes of this Section 4.06, any Qualified Holdco Indebtedness incurred in reliance upon the Company's ability to incur Permitted Debt will be deemed to be incurred by the Company for purposes of determining whether additional Permitted Debt can be incurred for so long as such Qualified Holdco Indebtedness remains outstanding.

     (c) The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness or payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock with the same terms will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

     (d) Notwithstanding any other provision of this Section 4.06, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness supported by a letter of credit issued under a Credit Facility

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in accordance with Section 4.06(b)(1) above shall not be deemed a separate incurrence of Indebtedness for purposes of this covenant to the extent of the stated amount of such letter of credit.

     Section 4.07. Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated in right of payment to the Notes or the Note Guarantees (excluding any Indebtedness owed to the Company or any Restricted Subsidiary), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) payments of principal and interest in anticipation of satisfying a sinking fund obligation or final maturity within one year of the due date thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

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          (B)  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a); and

          (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (10), (12), (13) and
     (14) of Section 4.07(b), is less than the sum, without duplication, of:

               (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (ii) 100% of the aggregate net cash proceeds received by the Company after the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

               (iii) to the extent that any Restricted Investment that was made after the date of this Indenture pursuant to this first paragraph is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

               (iv) an amount equal to the sum, for all Unrestricted Subsidiaries, of the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; plus

               (v) 50% of the aggregate amount of cash dividends or distributions received from Unrestricted Subsidiaries after the date of this Indenture, to the extent such dividends or distributions were not included in Consolidated Net Income.

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     (b)  Section 4.07(a) will not prohibit the following, so long as, in the case of clauses (5), (7), (9), (11) or (14), no Default has occurred and is continuing or would be caused thereby:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale within 30 days thereof (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or a contribution to the common equity capital of the Company within 30 days thereof; provided that the amount of any such net cash proceeds or equity contributions that are utilized for any such Restricted Payment shall be excluded from clause (C) (ii) of Section 4.07(a);

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of any class of its Equity Interests on a pro rata basis; provided that the Company and its Restricted Subsidiaries own at least a majority of the outstanding shares of such class of Equity Interests;

          (5) the repurchase, redemption or other acquisition or retirement for value (or the distribution of amounts to Holdings to fund any such repurchase, redemption or other acquisition or retirement) of any Equity Interests of Holdings, any other direct or indirect parent of the Company or the Company held by any past, present or future employee, consultant (other than a Principal) or director of Holdings, any other direct or indirect parent of the Company or the Company (or any of its Restricted Subsidiaries) pursuant to any management equity, subscription agreement, stock option agreement, shareholders agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed:

               (a) $2.0 million in any calendar year (with the period of time following the date of this Indenture through December 31, 2003 being deemed to constitute part of calendar year 2004), with unused amounts pursuant to this clause (a) in any calendar year being carried over to succeeding calendar years; plus

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

               (b) the aggregate net cash proceeds received by the Company after the date of the indenture from any issuance of Equity Interests (other than Disqualified Stock) by Holdings, any other direct or indirect parent of the Company or the Company to employees, consultants (other than a Principal) or directors of the Company and its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption, acquisition or retirement under this clause (5) shall be excluded from clause (C)(ii) of Section 4.07(a) and shall not have previously been included for purposes of determining whether a Restricted Payment was permitted under this covenant; plus

               (c) the cash proceeds of any "key man" life insurance received (not included in Consolidated Net Income) that are used to make such redemptions, repurchases, redemptions, acquisitions or retirements;

          (6) payments of the merger consideration to existing holders of the Company's Equity Interests (including payments to dissenting shareholders and any post-closing purchase price adjustment), in each case pursuant to the Merger Agreement;

          (7) the payment of dividends or the making of loans or advances by the Company to Holdings not to exceed $500,000 in any fiscal year (or, following an Initial Public Offering, $1.5 million) for general administrative costs and expenses incurred by Holdings to the extent attributable to its capacity as a holding company of the Company;

          (8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9) the repurchase (or the distribution of amounts to Holdings or any other direct or indirect parent of the Company to fund any such repurchase) of Equity Interests of the Company or Holdings or any other direct or indirect parent of the Company constituting fractional shares in an aggregate amount not to exceed $100,000;

          (10) for so long as the Company is a member of a group filing a consolidated or combined tax return with Holdings, payments to Holdings in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Restricted Subsidiaries ("Tax Payments"); provided that the aggregate Tax Payments made since the date of this Indenture shall not exceed the lesser of:

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

          (a) the aggregate amount since the date of this Indenture of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Restricted Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and, if the Company is a limited liability company or a partnership, treating the Company as if it were a corporation; and

          (b) the aggregate amount of the relevant tax that Holdings actually owes to the appropriate taxing authority after the date of this Indenture;

     provided, further, that any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Holdings' receipt of such Tax Payments or refunded to the Company;

          (11) the declaration and payment of regularly scheduled dividends to holders of Disqualified Stock of the Company or any Restricted Subsidiary issued in compliance with Section 4.06;

          (12) payments to Holdings (a) in an aggregate amount equal to the Tax Benefits; provided that the aggregate amount of such payments does not exceed the principal amount of the Holdings Term Loan on the date of this Indenture and (b) at such times as shall be necessary to permit Holdings to pay when due, and in aggregate amounts equal to, accrued and unpaid interest on such term loan;

          (13) dividends, advances, loans or other distributions to enable Holdings or any other direct or indirect parent of the Company to make any payment of interest or principal on any Qualified Holdco Indebtedness; provided that any such dividend, advance, loan or other distribution is used promptly by Holdings or such person solely to make such payment; and

          (14) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (14) since the date of this Indenture, does not exceed $5.0 million.

     (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with

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respect thereto shall be delivered to the Trustee. The Board of Directors'
determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

     Section 4.08. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     Section 4.09. Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     (b) The provisions of paragraph (a) do not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those contained in such Existing Indebtedness, as in effect on the date of this Indenture;

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          (2)  this Indenture, the Notes and the Note Guarantees;

          (3)  applicable law, rule, regulation or order;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (5) customary non-assignment provisions in contracts or licenses entered into in the ordinary course of business and consistent with past practices;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of Section 4.09(a);

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8)  customary restrictions imposed by a Permitted Receivables
     Financing;

          (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Permitted Liens (or Indebtedness secured thereby) that limit the right of the debtor to dispose of the assets subject to such Lien;

          (11) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by this Indenture entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

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          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

          (13) Indebtedness of any Restricted Subsidiary other than a Domestic Restricted Subsidiary incurred pursuant to Section 4.06(b)(14); provided, however, that the Board of Directors of the Company determines in good faith at the time such dividend or other payment restrictions are created that they do not materially adversely affect the Company's ability to fulfill its obligations under the Notes and this Indenture.

     Section 4.10. Limitation on Issuances of Guarantees of Indebtedness. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any Indebtedness of the Company or any other Restricted Subsidiary (other than a Guarantee or pledge by a Foreign Restricted Subsidiary securing Indebtedness of another Foreign Restricted Subsidiary) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture substantially in the form of Exhibit B hereto, providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

     Section 4.11. Additional Note Guarantees. If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary on or after the date of this Indenture, then that newly acquired or created Domestic Restricted Subsidiary must become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit B hereto, and deliver an Opinion of Counsel to the Trustee as to the validity and binding effect of such supplemental indenture (subject to customary assumptions and exceptions) within 10 Business Days of the date on which it was acquired or created.

     Section 4.12. Repurchase of Notes Upon a Change of Control. (a) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase (the "Change of Control Offer") Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in the notice. Pursuant to the Change of Control Offer, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes on the terms set forth herein. In the Change of Control Offer, the Company will offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes

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repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase (the "Change of Control Payment Date").

     (b) The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.12 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given pursuant to Section 3.03 with respect to all the Notes, unless and until there is a default in payment of the applicable redemption price.

     Section 4.13. Limitation on Asset Sales. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) in the event of an Asset Sale involving assets or consideration in excess of $2.0 million, such fair market value is determined by the Company's Chief Financial Officer and evidenced by an Officers' Certificate delivered to the Trustee; and

          (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of:

               (x)  cash or Cash Equivalents; and/or

               (y) all or substantially all of the assets of, or the majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaging in, a Permitted Business or long-term assets that are used or useful in a Permitted Business.

For purposes of this provision, each of the following shall be deemed to be cash:

          (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a valid written assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability;

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          (2)  any securities, notes or other obligations received by the
     Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of their receipt by the Company or such Restricted Subsidiary (to the extent of the cash received in that conversion); and

          (3) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) then outstanding, not to exceed the greater of (x) $10 million and (y) 2.5% of Total Assets at the time of receipt of such Designated Noncash Consideration with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

          (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaging in a Permitted Business;

          (3) to make a capital expenditure in or that is used or useful in a Permitted Business;

          (4) to acquire other long-term assets in or that are used or useful in a Permitted Business; and/or

          (5)  any combination of the foregoing.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph within 365 days of the Asset Sale will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will, within 30 days, make an Offer to Purchase ("Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the

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proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Section 4.14. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

     (2)  the Company delivers to the Trustee:

          (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (if any); and

          (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

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     (b)  The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of clause (a) of this
Section 4.14:

          (1) transactions between or among the Company and/or its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as part of any such transactions;

          (2) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company and customary indemnification agreements with directors and officers of the Company and its Restricted Subsidiaries;

          (3)  Restricted Payments that are permitted by Section 4.07;

          (4) transactions or payments pursuant to any employee compensation or benefit plans or arrangements entered into in the ordinary course of business and approved by the Board of Directors;

          (5) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (6) the issuance of Equity Interests (other than Disqualified Stock) of the Company to Holdings or any Principal;

          (7) the payments of all fees and expenses related to the Merger described in the Offering Memorandum under "The Transactions" and "Certain Relationships and Related Transactions";

          (8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party or on terms that are approved by the Company's Board of Directors, including a majority of the disinterested directors;

          (9) transactions entered into as part of a Permitted Receivables Financing;

          (10) payments by the Company or any of its Restricted Subsidiaries to the Principals made for any financial advisory or consulting services in an aggregate amount (including payments (excluding annual management fees) made pursuant to any contract in effect on the date of this Indenture, including the Bain Advisory

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     Agreement) not to exceed $2.0 million in any twelve-month period, which payments are approved in good faith by the Board of Directors; and

          (11) transactions pursuant to any contract or agreement in effect on the date of this Indenture, in each case as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of this Indenture.

     Section 4.15. Business Activities. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     Section 4.16. Limitation on Accounts Receivables Facilities. The Company and its Restricted Subsidiaries may sell, transfer or otherwise dispose of accounts receivable to a Securitization Subsidiary; provided that:

          (1) the sale, transfer or other disposition is in connection with a Permitted Receivables Financing; and

          (2) the aggregate consideration received in each such sale, transfer or other disposition is at least equal to the fair market value of the receivables sold.

     Section 4.17. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     (b) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (1) such Indebtedness is permitted under Section 4.06, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

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          (2)  no Default or Event of Default would be in existence following such designation.

     Section 4.18. Limitations on Senior Subordinated Debt. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Note Guarantee. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt or securing such Debt with greater or lesser priority or with different collateral.

     Section 4.19. Financial Reports. (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, after the effectiveness of an Exchange Offer Registration Statement or Shelf Registration Statement, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     (b) For so long as any of the Notes remain outstanding, the Company and the Note Guarantors will furnish to the Holders of the Notes, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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     (c)  If the Company has designated any of its Subsidiaries as Unrestricted
Subsidiaries and such Subsidiaries constitute a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.19 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     (d) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

     (e) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee's receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 4.20. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under this Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

     (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

     (c) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

     (d) The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

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                                    ARTICLE 5
                     Consolidation, Merger or Sale of Assets

     Section 5.01. Merger, Consolidation or Sale of Assets. (a) The Company may not, directly or indirectly:

          (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or

          (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another Person;

          unless

               (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that if such Person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary of such Person organized under the laws of the United States, any state thereof or the District of Columbia becomes a co-issuer of the Notes in connection therewith;

               (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

               (3) immediately after such transaction no Default or Event of Default exists;

               (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning

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          of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a) or (b) have a Fixed Charge Coverage Ratio that is better than the Fixed Charge Coverage Ratio of the Company without giving effect to the transaction; and

               (5) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;

provided, that clauses (3) and (4) do not apply (i) to the Merger, (ii) to the consolidation or merger of the Company with or into, or sale of assets to, a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into the Company or (iii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution delivered to the Trustee, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.

     (b) The Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     (c) For purposes of this Section 5.01, the sale, assignment, transfer, conveyance or other disposition (including by way of merger or consolidation) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which property or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     (d) Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition by the Company (other than by lease) of all or substantially all of the properties and assets of the Company, in accordance with this Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes. In the event of any such transfer (other than a transfer of less than all of the properties and assets of the Company), the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture, and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

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     Section 5.02.  Consolidation, Merger Or Sale Of Assets Of Subsidiary
Guarantors. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2)  either:

          (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

          (b) such sale or other disposition complies with Section 4.13, including the application of the Net Proceeds therefrom.

                                    ARTICLE 6
                              Default and Remedies

     Section 6.01. Events of Default. Each of the following is an "Event of Default":

     (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes whether or not prohibited by
Article 10;

     (2) default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by Article 10;

     (3) failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.01;

     (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or holders of at least 25% of the Notes then outstanding to comply with any of the other agreements in this Indenture;

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted

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Subsidiaries (or the payment of which is guaranteed by the Company or any of its
Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

          (a) is caused by a failure to pay principal on such Indebtedness at final stated maturity prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days following entry of the final judgment or order (in excess of amounts which the Company's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

     (7) except as permitted by this Indenture, any Note Guarantee of any Significant Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Restricted Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

     (8) an involuntary case or other proceeding is commenced against the Company or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     (9) the Company or any of its Significant Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant

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Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors.

     Section 6.02. Acceleration. In the case of an Event of Default pursuant to clause (8) or (9) of Section 6.01 with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, by written notice to the Company (and to the Trustee if the notice is given by the Holders) declare all the Notes to be due and payable immediately. Upon a declaration of acceleration, such principal and interest will become due and payable upon the earlier to occur of (x) the 5th day after notice thereof has been given to holders of Designated Senior Debt and (y) the date on which all of the Designated Senior Debt has been accelerated. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of Section 6.01 (excluding any resulting payment default under this Indenture or the Notes), the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in clause
(5) of Section 6.01 have rescinded the declaration of acceleration in respect of such Indebtedness within 20 days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Company must promptly notify holders of its Senior Debt if payment of the Notes is declared accelerated because of an Event of Default.

     (b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

          (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

          (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     (c) In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the

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optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable (to the extent permitted by law) upon the acceleration of the Notes.

     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

     Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

          (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as trustee under this Indenture;

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          (3)  Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that Holder.

     Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any

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Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee for all amounts due hereunder;

          Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

          Third: to the Company or as a court of competent jurisdiction may direct.

     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

     Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

     Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

     Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or

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otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

     Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                   The Trustee

     Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

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          (1)  this Subsection (c) shall not be construed to limit the effect of
     Subsections (a) and (b) of this Section; and

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

     Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

          (1) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel conforming to Section
     12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

          (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

          (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy

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     available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (6) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (7) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (8) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written request from the Company and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (11) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

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          (a)  "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

     Section 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) is not accountable for the Company's use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

     Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

     Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2004, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

     Section 7.07. Compensation And Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances

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incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee's agents and counsel.

     (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense including taxes (other than taxes based upon, measured by or determined by, the income of the Trustee) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

     (c) To secure the Company's payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

     Section 7.08. Replacement of Trustee. (a)(1) The Trustee may resign at any time by written notice to the Company.

          (2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

          (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will

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promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

     Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

     Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article 8.

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                                    ARTICLE 8
                            Defeasance and Discharge

     Section 8.01.  Discharge of Company's Obligations. (a) Subject to paragraph
(b), the Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1)  either:

               (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation; or

               (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants expressed in a written certificate to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3) the Company and the Guarantors have paid or caused to be paid all sums payable by them under this Indenture;

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

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          (5)  the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

     (b) After satisfying the conditions in Section 8.01(a)(1)(A), only the Company's obligations under Section 7.07 will survive. After satisfying the conditions in Section 8.01(a)(1)(B), only the Company's obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Note Guarantees and this Indenture other than the surviving obligations.

     Section 8.02. Legal Defeasance. After the 123rd day following the deposit referred to in clause (1) below, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor's obligations under its Note Guarantee will terminate, provided the following conditions have been satisfied (hereinafter "Legal Defeasance"):

          (1) The Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be (provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee), and the Company has specified whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) The Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that

               (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

               (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same

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     amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) no Default or Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

          (4) the Legal Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (5) the Company has delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision;

          (6) the Company has delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than the expiration of the 123-day period referred to above) relating to the Legal Defeasance have been complied with.

     Prior to the end of the 123-day period, none of the Company's obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and the Indenture except for the surviving obligations specified above.

     Section 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1) of Section 8.02, the Company's obligations set forth in Sections 4.06 through 4.18, inclusive and clauses (3) and (4) of
Section 5.01(a)(ii), and each Guarantor's obligations under its Note Guarantee, will terminate, and clauses (4)(in respect of the covenants thus defeased), (5),
(6) and
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(7) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied (hereinafter "Covenant Defeasance"):

          (1)  The Company has complied with clauses (1), (3), (5) and (6) of
     Section 8.02;

          (2) the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (3) the Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than the expiration of the 123-day period referred to above) relating to the Covenant Defeasance have been complied with.

     Except as specifically stated above, none of the Company's obligations under this Indenture will be discharged.

     Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or Government Securities deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited Government Securities to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and Government Securities need not be segregated from other funds except to the extent required by law.

     Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining

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unclaimed balance of money will be repaid to the Company. After payment to the
Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

     Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or Government Securities held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held in trust.

                                    ARTICLE 9
                       Amendments, Supplements and Waivers

     Section 9.01.  Amendments Without Consent of Holders. Notwithstanding
Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Noteholder to

          (1)  cure any ambiguity, defect or inconsistency;

          (2) provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (3) provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

          (4)  provide for or confirm the issuance of Additional Notes;

          (5) evidence and provide for the acceptance of an appointment by a successor Trustee;

          (6) provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

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          (7)  make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

          (8) comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (9) conform any provision to the "Description of the Notes" in the Offering Memorandum.

     Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04, 6.07 and 9.01 or clause (b) of this Section 9.02, the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     (b) Notwithstanding the provisions of clause (a) of this Section 9.02, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder)

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes (other than provisions relating to Section 4.12 and Section 4.13);

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5)  make any Note payable in money other than U.S. dollars;

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          (6)  make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

          (7) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (8) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

          (9) after the time a Change of Control Offer or Asset Sale Offer is required to have been made (including applicable grace periods), reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

          (10) amend or modify any of the provisions of this Indenture or the related definitions affecting the contractual subordination or ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; or

          (11) make any change in the preceding amendment and waiver provisions.

     (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

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     (b)  If an amendment, supplement or waiver changes the terms of a Note, the
Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.
The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

     Section 9.04. Trustee's Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture.

     Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

     Section 9.06. Payments for Consents. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10
                                  Subordination

     The provisions of Sections 10.01 through 10.14, as written, define the subordination of the Notes, as obligations of the Company, with respect to Senior Debt of the Company and Permitted Junior Securities, as defined for the Company, only. All such provisions shall also be deemed to apply in the same way (mutatis mutandis) to each Guarantor, if any, and its Note Guarantee, with appropriate corresponding references to the Senior Debt of, and Permitted Junior Securities with respect to, such Guarantor.

     Section 10.01. Agreement to Subordinate. The payment of principal, interest and premium and Additional Interest, if any, on the Notes will be subordinated in right of payment, to the extent and in the manner provided in the

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Indenture to the prior payment in full of all Senior Debt of the Company, including Senior Debt of the Company incurred after the date of this Indenture. The subordination provisions are for the benefit of and enforceable by the holders of Senior Debt.

     Section 10.02. Liquidation, Dissolution, Bankruptcy. The holders of Senior Debt of the Company are entitled to receive payment in full of all Obligations due in respect of Senior Debt of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt of the Company (including any contract rate applicable upon default) whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes and any distribution to which Noteholders would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt, in the event of any distribution to creditors of the Company:

          (1)  in a liquidation or dissolution of the Company;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

          (3)  in an assignment for the benefit of creditors; or

          (4)  in any marshaling of the Company's assets and liabilities.

     Section 10.03. Default on Designated Senior Debt. (a) The Company shall not make any payment in respect of the Notes if:

          (1) a payment default on Designated Senior Debt of the Company occurs and is continuing beyond any applicable grace period; or

          (2) any other default occurs and is continuing on any series of Designated Senior Debt of the Company that permits holders of that series of Designated Senior Debt of the Company to accelerate its maturity and the Trustee receives a notice of such default which specifies an election to effect a payment blockage (a "Payment Blockage Notice") from the holders of such Designated Senior Debt of the Company (a "nonpayment default").

     (b)  Payments on the Notes may and shall be resumed:

          (1) in the case of a payment default on Designated Senior Debt of the Company, upon the date on which such default is cured or waived; and

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          (2)  in case of a nonpayment default, the earlier of (x) the date on which such default is cured or waived, (y) the date on which such payment blockage is waived or withdrawn in writing by the person who gave the notice or (z) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt of the Company has been accelerated.

     (c)  No new Payment Blockage Notice may be delivered unless and until:

          (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

          (2) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash.

     (d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     Section 10.04. When Distribution Must Be Paid Over. If the Trustee or any Holder of the Notes receives a payment in respect of the Notes when:

          (1)  the payment is prohibited by these subordination provisions; and

          (2) in the case of the Trustee, it has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Company. Upon the proper written request of the holders of Senior Debt of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the Company or their proper representative.

     Section 10.05. Subrogation. A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on Senior Debt. After all Senior Debt is paid in full and until the Notes are paid in full, Noteholders will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Debt. Payments to holders of Senior Debt as a result of those provisions do not constitute, as between the Company and the Noteholders, payments by the Company on the Notes.

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     Section 10.06. Relative Rights; Subordination Not to Prevent Events of
Default or Limit Right to Accelerate. These subordination provisions define the relative rights of Noteholders and holders of Senior Debt and do not impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms. The failure to make a payment pursuant to the Notes by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes upon an Event of Default or prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Noteholders.

     Section 10.07. Subordination May Not Be Impaired By Company. No right of any holder of Senior Debt to enforce the subordination of the Notes will be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     Section 10.08. Rights of Trustee. (a) The Trustee may continue to make payments on the Notes and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, prior to the date of such payment, the Trustee receives notice satisfactory to it from the Company or a holder of Senior Debt that payments may not be made under this Article.

     (b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights, including rights under this Article, it would have if it were not Trustee. Nothing in this Article applies to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     Section 10.09. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative (if any). If there is a representative acting for the holders of any Senior Debt pursuant to the agreements governing such Senior Debt, notices or consents under this Indenture from holders of such Senior Debt may be given only by their representative.

     Section 10.10. Trust Moneys Not Subordinated; Payments in Permitted Junior Securities. Notwithstanding anything to the contrary,

          (i) payments from money or Government Securities held by the Trustee in trust under Section 8.02 or 8.03 (after passage of the 123-day period referred to therein) and

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          (ii) distributions to Noteholders in the form of Permitted Junior
     Securities of the Company

are not subordinated to the prior payment of any Senior Debt or otherwise subject to these subordination provisions, and none of the Noteholders will be obligated to pay over any such payments or distributions to any holder of Senior Debt.

     Section 10.11. Trustee Entitled to Rely. For the purpose of ascertaining the outstanding amount of Senior Debt, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Debt pursuant to this Article, the Trustee and the Noteholders are entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, a certificate of the liquidating trustee or other Person making a payment or distribution to the Trustee or to the Noteholders, or information provided by the holders of Senior Debt. The Trustee may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

     Section 10.12. Trustee to Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on behalf of the Noteholder to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Debt as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes, including for the purpose of filing a claim in any proceedings of the nature referred to in Section 10.02.

     Section 10.13. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt and will not be liable to any such holders if it mistakenly pays over or distribute to Noteholders, or to the Company or any other Person, any money or assets to which holders of Senior Debt are entitled by virtue of this Article.

     Section 10.14. Reliance by Holder of Senior Debt on Subordination Provisions; No Waiver. (a) Each Noteholder by accepting a Note acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether created or acquired before or after the issuance of the Notes, to acquire or to hold such Senior Debt, and each holder of Senior Debt will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

     (b) The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring any liability or responsibility to the Holders of the Notes, and

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without impairing the rights of holders of Senior Debt under these subordination provisions, do any of the following:

          (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;

          (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

          (3) release any Person liable in any manner for the payment of Senior Debt; or

          (4) exercise or refrain from exercising any rights against the Company and any other Person.

                                   ARTICLE 11
                                   Guarantees

     Section 11.01. The Guarantees; Subordination. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured subordinated basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture. The obligations of each Guarantor under its Note Guarantee are junior and subordinated in right of payment to the Senior Debt of such Guarantor in the same manner and to the same extent as the Notes are subordinated to Senior Debt of the Company.

     Section 11.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

          (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

          (2) any modification or amendment of or supplement to this Indenture or any Note;

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          (3)  any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

          (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

          (5) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

          (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

     Section 11.03. Discharge; Reinstatement. Each Guarantor's obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

     Section 11.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

     Section 11.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to

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such payment so long as any amount payable by the Company hereunder or under the
Notes remains unpaid.

     Section 11.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

     Section 11.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

     Section 11.08. Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit
B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

     Section 11.09. Release of Guarantee. The Note Guarantee of a Guarantor will be released:

          (1) in connection with any transaction permitted by this Indenture after which the Guarantor ceases to be a Restricted Subsidiary of the Company; provided that the sale or other disposition, if any, complies with
     Section 4.13; or

          (2) upon satisfaction and discharge or defeasance of the Notes as provided under Article 8.

     Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that a Guarantor's Guarantee is entitled to be released pursuant to this Section 11.09, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

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                                   ARTICLE 12
                                  Miscellaneous

     Section 12.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

     Section 12.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          (b)(1)Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an "act") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

          (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act
Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

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     Section 12.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

     if to the Company:

          Keystone Automotive Operations, Inc.
          44 Tunkhannock Avenue
          Exeter, Pennsylvania,  18643
          Attention: Chief Financial Officer
          Facsimile: (570) 407-3595

     if to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 8W
          New York, New York 10286
          Facsimile No.: (212) 815-5707
          Attention: Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

     (c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

     Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

     Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

          (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

          (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

     Section 12.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest on such payment will accrue for the intervening period.

     Section 12.07. Governing Law. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 12.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

     Section 12.09. Successors. All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

     Section 12.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 12.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     Section 12.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

     Section 12.13. No Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        KEYSTONE AUTOMOTIVE OPERATIONS, INC.
                                        as Issuer


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: President


                                        THE BANK OF NEW YORK
                                        as Trustee


                                        By: /s/ M. Ciesmelewski
                                            ------------------------------------
                                            Name: M. Ciesmelewski
                                            Title: VP


                                        KEYSTONE AUTOMOTIVE OPERATIONS OF
                                        CANADA, INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer


                                        KEYSTONE AUTOMOTIVE OPERATIONS MIDWEST,
                                        INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer

                                        KEY COMP, INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer


                                        A&A AUTO PARTS STORES, INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer


                                        KEYSTONE AUTOMOTIVE DISTRIBUTORS, INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer


                                        AMERICAN SPECIALTY EQUIPMENT CORP.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer


                                        KAO MANAGEMENT SERVICES, INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer

                                        KEYSTONE MARKETING SERVICES, INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer


                                        DRIVERFX.COM, INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer

                                                                       EXHIBIT A

                                  FACE OF NOTE

                      KEYSTONE AUTOMOTIVE OPERATIONS, INC.

9 3/4% Senior Subordinated Note Due 2013

                                                  [CUSIP] [CINS] _______________

No.                                                             $_______________

     KEYSTONE AUTOMOTIVE OPERATIONS, INC., a Pennsylvania corporation (the "Company", which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]/1/ on November 1, 2013.

     [Initial]/2/ Interest Rate: 9 3/4% per annum.

     Interest Payment Dates: May 1 and November 1, commencing May 1, 2004.

     Regular Record Dates: April 15 and October 15.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.


----------
     /1/ For Global Notes

     /2/ For Initial Notes or Initial Additional Notes only.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date:                                   KEYSTONE AUTOMOTIVE OPERATIONS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                (Form of Trustee's Certificate of Authentication)

     This is one of the 9 3/4% Senior Subordinated Notes Due 2013 described in the Indenture referred to in this Note.


Date:                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                      KEYSTONE AUTOMOTIVE OPERATIONS, INC.

9 3/4% Senior Subordinated Note Due 2013

1.   Principal and Interest.

     The Company promises to pay the principal of this Note on November 1, 2013.

     The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 9 3/4% per annum [(subject to adjustment as provided below)]./1/

     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the April 15 or October 15 immediately preceding the interest payment date) on each interest payment date, commencing May 1, 2004.

     [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated October 30, 2003, among the Company, the Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that (i) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any such registration statement is not declared effective by the Commission on or prior to the date specified for such effectiveness, (iii) the Company and the Guarantors fail to consummate the exchange offer required by the Registration Rights Agreement within 30 business days of the exchange offer registration statement being declared effective, or (iv) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), the interest rate on this Note will increase by a rate of 0.25% per annum during the 90-day period immediately following any Registration Default, and will increase by an additional 0.25% per annum at the end of each subsequent 90-day period until all Registration Defaults have been cured. The interest rate on this Note will not increase by more than 1.0% per annum notwithstanding the Company's failure to meet more than one of these requirements.]/3/

----------
     /1/Include only for Initial Note or Initial Additional Note.

     /3/Include in Initial Note; modify as appropriate for Initial Additional Note.

     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]/4/ (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from October 30, 2003. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

     The Company will pay interest on overdue principal, premium, if any, and interest at a rate per annum that is 1% in excess of 9 3/4%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.   Indentures; Subordination; Note Guarantees.

     This is one of the Notes issued under an Indenture dated as of October 30, 2003 (as amended from time to time, the "Indenture"), among the Company, the Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

     The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $175,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is subordinated as set forth in the Indenture to all Obligations in respect of Senior Debt (including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a

----------
     /4/Include in Exchange Note.

claim in the case or proceeding with respect to the Senior Debt). This Note is guaranteed, on a senior subordinated basis, as set forth in the Indenture.

3.   Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

     This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

     If the Company deposits with the Trustee money or Government Securities sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.   Registered Form; Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.   Defaults and Remedies.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.   Amendment and Waiver.

     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the

Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.   Authentication.

     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.   Governing Law.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.   Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________
________________________________________________________________________________
    Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
 the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

     In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                    Check One

[ ] (1) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

[ ] (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

                                       or

[ ] (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
      --------------------------------
                                            ------------------------------------
                                            Seller

                                            By
                                            ------------------------------------

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:/5/
                        -------------------------------------


                        By
                           -----------------------------------
                        To be executed by an executive officer


----------
     /5/Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have all of this Note purchased by the Company pursuant to
Section 4.12 or 4.13 of the Indenture, check the box:[_]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount (in original principal amount) below:

          $_____________________________

Date:
     ----------------

Your Signature:
               --------------------

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:/1/
                       ---------------------


----------
     /1/Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       SCHEDULE OF EXCHANGES OF NOTES/5/

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

                                                    Principal amount  Signature
                                                     of this Global      of
          Amount of decrease   Amount of increase   Note following    authorized
Date of   in principal amount  in principal amount   such decrease    officer of
Exchange  of this Global Note  of this Global Note   (or increase)     Trustee
--------  -------------------  -------------------  ----------------  ----------


----------
     /5/For Global Notes

                                                                       EXHIBIT B


                             SUPPLEMENTAL INDENTURE


                          dated as of __________, ____

                                      among

                      KEYSTONE AUTOMOTIVE OPERATIONS, INC.,


                          The Guarantor(s) Party Hereto

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                                   ----------

                    9 3/4% Senior Subordinated Notes due 2013

     THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of __________, ____, among KEYSTONE AUTOMOTIVE OPERATIONS, INC., a Pennsylvania corporation (the "Company"), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an "Undersigned") and THE BANK OF NEW YORK, as trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of October 30, 2003 (the "Indenture"), relating to the Company's 9 3/4% Senior Subordinated Notes due 2013 (the "Notes");

     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries, and certain other Restricted Subsidiaries in certain circumstances, to provide Guarantees.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to,
Article 11 thereof.

     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

     Section 6. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                        KEYSTONE AUTOMOTIVE OPERATIONS, INC.,
                                         as Issuer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        [GUARANTOR]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT C

                                RESTRICTED LEGEND

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

     (1)  REPRESENTS THAT

          (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES
     ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

          [(B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR")]/6/ OR

          (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

          (A)  TO THE COMPANY,

          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

          (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

----------
     /6/In Certificated Notes only.

          (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

          (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

          (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR
(2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                       EXHIBIT D

                                   DTC LEGEND

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

                                                                       EXHIBIT E

                            Regulation S Certificate

                                                                  _________,____

THE BANK OF NEW YORK
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

     Re:  KEYSTONE AUTOMOTIVE OPERATIONS, INC.
          9 3/4% Senior Subordinated
          Notes due 2013 (the "Notes")
          Issued under the Indenture (the "Indenture") dated as
          as of October 30, 2003 relating to the Notes
          ------------------------------------------------------

Ladies and Gentlemen:

     Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

     [CHECK A OR B AS APPLICABLE.]

[_]  A.   This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

               1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

               2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

               3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

               4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

[_]  B.   This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

               1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

               2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

               3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        [NAME OF SELLER (FOR TRANSFERS)
                                          OR OWNER (FOR EXCHANGES)]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Address:

Date:
      ---------------

                                                                       EXHIBIT F

                              Rule 144A Certificate

                                                                  _________,____

THE BANK OF NEW YORK
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

     Re:  KEYSTONE AUTOMOTIVE OPERATIONS, INC.
          9 3/4% Senior Subordinated
          Notes due 2013 (the "Notes")
          Issued under the Indenture (the "Indenture") dated as
          as of October 30, 2003 relating to the Notes
          -----------------------------------------------------

Ladies and Gentlemen:

     TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

     This Certificate relates to:

     [CHECK A OR B AS APPLICABLE.]

[_]  A.   Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

[_]  B.   Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        [NAME OF PURCHASER (FOR TRANSFERS)
                                          OR OWNER (FOR EXCHANGES)]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Address:

Date:
      ---------------

                                                                       EXHIBIT G

                  Institutional Accredited Investor Certificate


THE BANK OF NEW YORK
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

     Re:  KEYSTONE AUTOMOTIVE OPERATIONS, INC.
          9 3/4% Senior Subordinated
          Notes due 2013 (the "Notes")
          Issued under the Indenture (the "Indenture") dated as
          as of October 30, 2003 relating to the Notes
          -----------------------------------------------------

Ladies and Gentlemen:

     This Certificate relates to:

     [CHECK A OR B AS APPLICABLE.]

[_]  A.   Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

[_]  B.   Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

     We hereby confirm that:

          1. We are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

          2. Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

          3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

          4. We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

          5. We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

          6. The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

     We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

     Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

     We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

     We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        [NAME OF PURCHASER (FOR TRANSFERS)
                                          OR OWNER (FOR EXCHANGES)]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Address:

Date:
      ---------------

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:


By:
    -------------------------------------
Date:
      -----------------------------------
Taxpayer ID number:
                    ---------------------

                                                                       EXHIBIT H

                   [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

                       Certificate of Beneficial Ownership

     To:  THE BANK OF NEW YORK
          101 Barclay Street
          New York, New York 10286
          Attention: Corporate Trust Administration OR

     [Name of DTC Participant]

     Re:  KEYSTONE AUTOMOTIVE OPERATIONS, INC.
          9 3/4% Senior Subordinated
          Notes due 2013 (the "Notes")
          Issued under the Indenture (the "Indenture") dated as
          as of October 30, 2003 relating to the Notes
          -----------------------------------------------------

Ladies and Gentlemen:

     We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

     We hereby certify as follows:

     [CHECK A OR B AS APPLICABLE.]

[_]  A.   We are a non-U.S. person (within the meaning of Regulation S under the
          Securities Act of 1933, as amended).

[_]  B.   We are a U.S. person (within the meaning of Regulation S under the
          Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        [NAME OF BENEFICIAL OWNER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Address:

Date:
      ---------------


                                    [FORM II]

                       Certificate of Beneficial Ownership

To:  THE BANK OF NEW YORK
     101 Barclay Street
     New York, New York 10286
     Attention: Corporate Trust Administration

Re:  KEYSTONE AUTOMOTIVE OPERATIONS, INC.
     9 3/4% Senior Subordinated
     Notes due 2013 (the "Notes")
     Issued under the Indenture (the "Indenture") dated as as of October 30, 2003 relating to the Notes

Ladies and Gentlemen:

     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

     We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Yours faithfully,


                                        [Name of DTC Participant]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Address:

Date:
      ---------------

                                                                       EXHIBIT I

                      Temporary Offshore Global Note Legend
                      -------------------------------------

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE

                                       I-1